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                                                                  EXHIBIT (A)(7)

RE: TENDER OFFER INSTRUCTIONS FOR
PARTICIPANTS OF CONRAIL INC. DIVIDEND REINVESTMENT PLAN

Dear Dividend Reinvestment Plan Participant:

As a participant in the Plan, we are requesting instructions on the shares of Conrail Inc. allocated to your account. In order for you to direct the tender of these shares you must give your tender instructions to Citibank, N.A., which is acting as Depositary for the Offer to Purchase of Conrail Inc. Common and ESOP Preferred Stock by Green Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of CSX Corporation.

Conrail Inc. and CSX Corporation have entered into a Merger Agreement. Under the terms of the agreement, Purchaser is offering to purchase for cash 18,344,845 shares of Conrail Inc. Common Stock and ESOP Preferred Stock at $110 per share. The remaining 60% would be acquired at the time of the merger for CSX stock at an exchange ratio of 1.85619 CSX shares for each Conrail share.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TENDER OFFER AND MERGER AND RECOMMENDS THAT CONRAIL SHAREHOLDERS WHO DESIRE TO RECEIVE CASH FOR A PORTION OF THEIR SHARES ACCEPT THE TENDER OFFER AND TENDER THEIR SHARES.

If you also own shares held in registered form, you would have previously received the Second Offer to Purchase and related documents in a separate mailing. Your registered shares may be tendered by executing a properly completed Letter of Transmittal that was included in that package.

To tender shares held in the Plan, please complete the enclosed Instruction Card and mail it in the return envelope provided or fax it to Citibank, N.A. at (201) 262-3240.

If you have any questions, or require additional assistance, please call MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885 or (212) 929-5500.

PLEASE NOTE: THE OFFER EXPIRES ON MONDAY, JANUARY 6, 1997 AT 12:00 MIDNIGHT.
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                                INSTRUCTION CARD

                                RE: CONRAIL INC.
                           DIVIDEND REINVESTMENT PLAN

To Citibank, N.A. as Depositary for the Offer to Purchase an Aggregate of 18,344,845 Shares of Conrail Inc. Common Stock and Series A ESOP Convertible Junior Preferred Stock:

     I am a participant in the above-stated Plan and, as such, I received a copy of the Offer to Purchase, dated December 6, 1996, made by Green Acquisition Corp., a wholly owned subsidiary of CSX Corporation, and the related Letter of Transmittal (which together constitute the "Second Offer"), under which 18,344,845 shares of Common and Series A ESOP Convertible Junior Preferred Stock of Conrail Inc. are to be purchased at $110 net per share for cash.

     I wish to direct you to instruct First Chicago Trust Company, the Dividend Reinvestment Agent for Conrail Inc., to tender all common shares held by the Dividend Reinvestment Agent for my account.

                                     ...........................................
                                             (Signature of Participant)

                                     ...........................................
                                             (Signature of Participant)

                                     ...........................................
                                             (Date)
                                             If shares are held in joint names,
                                             each co-owner must sign.

                    PLEASE COMPLETE THE SUBSTITUTE W-9 BELOW

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PAYER'S NAME: CITIBANK, N.A., AS DEPOSITARY
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 SUBSTITUTE                  PART I -- PLEASE PROVIDE YOUR TIN IN  Social Security Number OR
 FORM W-9                    THE BOX AT RIGHT AND CERTIFY BY       /            /
                             SIGNING AND DATING BELOW.             ---------------------------------
                                                                   Employer Identification Number
                                                                   (If awaiting TIN write "Applied For")
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                             PART II -- For Payees Exempt from Backup Withholding, see the enclosed
                             Guidelines and complete as instructed therein.
                             CERTIFICATION -- Under penalties of perjury, I certify that:
 DEPARTMENT OF                (1) The number shown on this form is my correct Taxpayer Identification
 THE TREASURY                Number (or a Taxpayer Identification Number has not been issued to me and
 INTERNAL                         either (a) I have mailed or delivered an application to receive a
 REVENUE SERVICE                  Taxpayer Identification Number to the appropriate Internal Revenue
 PAYER'S REQUEST                  Service ("IRS") or Social Security Administration office or (b) I intend
 FOR TAXPAYER                     to mail or deliver an application in the near future. I understand that
 IDENTIFICATION                   if I do not provide a Taxpayer Identification Number within sixty (60)
 NUMBER (TIN)                     days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number), and
                              (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
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                             CERTIFICATE INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)
                             ___________________________________________________  DATE __________________,
                             199_
                                         SIGNATURE
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